Exhibit 99.1

PRESS RELEASE

For more information, contact:
Gerald Woodard, Chief Executive Officer	FOR IMMEDIATE RELEASE
SRI/Surgical Express, Inc.
(813) 891-9550

SRI/SURGICAL EXPRESS, INC. ANNOUNCES

DEPARTURE OF CHIEF FINANCIAL OFFICER

TAMPA, FL—April 20, 2009—SRI/Surgical Express, Inc. (SRI) (Nasdaq: STRC) announced today the departure of its Chief Financial Officer, Wallace D. Ruiz effective April 17, 2009. The Company has initiated a search for Mr. Ruiz’s successor. Mr. Ruiz's previous duties will be performed by the Company's Controller, pending the completion of this search.

SRI Surgical (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. Because it relies primarily on reusable products, SRI’s reprocessing cycle substantially reduces bio-hazardous waste and its impact on the environment. SRI Surgical serves hospitals and surgery centers in 19 states from 10 reprocessing facilities and four distribution centers located throughout the United States.

FOR FURTHER INFORMATION:	Gerald Woodard
SRI/Surgical Express, Inc.
(813) 891-9550